EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Poverty Dignified, Inc. of our report dated February 2, 2015 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina

February 6, 2015